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                                                                   Exhibit 23.03

                                 Xcel Letterhead

Legal Counsel's Consent

I do hereby consent to the use of my name in the within Registration Statement and the accompanying Prospectus of Xcel Energy Inc., a Minnesota corporation, and to the use of my opinion, filed as Exhibit 5.01 to the Registration Statement.

                                              Gary R. Johnson
                                              Vice President and General Counsel

September 27, 2000